UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT : DECEMBER 23, 2004

                       COMMISSION FILE NUMBER: 33-19980-D

                             CGI HOLDING CORPORATION
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

       Nevada                                   87-0450450
-----------------------------          ---------------------------
State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

100 North Waukegan Road, Suite 100, Lake Bluff, Illinois             60044
--------------------------------------------------------        --------------
        (Address of principal executive offices)                   (Zip Code)

                                 (847) 615-2890
               --------------------------------------------------
               Registrant's telephone number, including area code

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On December 23, 2004, CGI Holding Corporation, a Nevada corporation (the "Company") and Proceed Acquisition Sub, Inc., an Illinois corporation and wholly owned subsidiary of the Company ("Acquisition Sub") entered into an agreement (the "Merger Agreement") with Meandaur, Inc. d/b/a Proceed Interactive, a Wisconsin corporation ("Proceed"), Bruce A. Findley, Jonathan Schepke and Stephen Schepke, the shareholders of Proceed. Proceed is engaged in the business of search engine optimization and web site marketing.

Under the Merger Agreement, Proceed will be merged with and into Acquisition Sub in consideration for an aggregate of up to 1,333,333 shares of Company common stock (the "Stock Merger Consideration") issued to the shareholders of Proceed. Acquisition Sub will be the surviving corporation of the Merger (the "Surviving Corporation") and will remain a wholly owned subsidiary of the Company. The aggregate Stock Merger Consideration may be adjusted downward based upon the amount of cash and indebtedness of Proceed at the closing.

Assuming no adjustment as described in the preceding paragraph, 666,666 shares of the Stock Merger Consideration shall be delivered to the shareholders of Proceed at the closing, with 666,667 shares (the "Earnout Stock") delivered to the shareholders of Proceed over a four year period based on whether the Surviving Corporation satisfies certain pre-tax earnings targets.

At the closing of the Merger Agreement, the Company will also issue warrants to purchase an aggregate of 350,000 shares of the Company's common stock to certain shareholders and employees of Proceed. The warrants will have an exercise price equal to the closing price of the Company's common stock on the last trading day prior to closing. Additionally, at the closing Messrs. Jonathan Schepke and Stephen Schepke will each enter into four year employment agreements with the Surviving Corporation and Mr. Findley will enter into a four year consulting agreement with the Surviving Corporation.

The Company has granted certain piggy-back registration rights with respect to the Stock Merger Consideration.

The closing of the merger is subject to the Company completing its due diligence of Proceed and Proceed completing its due diligence of the Company the results of which shall be satisfactory to the Company and Proceed, respectively, in their sole discretion. In addition, on or before the closing, Proceed shall have delivered to the Company audited financial statements for the years ended December 31, 2003 and 2004 which also shall be satisfactory to the Company in its sole discretion. Further, at the closing, Proceed shall have no long-term indebtedness and aggregate cash accounts of at least $185,000. Either party can terminate the Merger Agreement if the transactions contemplated thereby have not closed on or before February 15, 2005. As such, there can be no assurance that the Company will acquire Proceed as contemplated by the Merger Agreement.

Item 9.01 Exhibits

(c) Exhibits

99.1 Press Released dated December 28, 2004 announcing agreement to merge with Proceed Interactive.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 29, 2004

CGI HOLDING CORPORATION.


By: /s/ Gerard M. Jacobs
-------------------------------------------------
Name: Gerard M. Jacobs
Title: President and Chief Executive Officer


                                  EXHIBIT 99.1

CGI Holding Corporation Enters Into Agreement to Merge With Proceed Interactive

Tuesday December 28, 8:38 am ET

Combination Adds Offices in Chicago, Dallas and Los Angeles and Will be Immediately Accretive to Earnings

LAKE BLUFF, Ill.--(BUSINESS WIRE)--Dec. 28, 2004-- CGI Holding Corporation (OTCBB:CGIH - News; the "Company") today announced that the Company has entered into an agreement to merge with privately-held Meandaur, Inc. d/b/a Proceed Interactive ("Proceed"). With offices in Chicago, Dallas and Los Angeles, Proceed (www.proceedinteractive.com) is a full service interactive agency with a core competency in search marketing. Founded in 1996, Proceed specializes in online marketing strategies for companies in the dating, travel & hospitality and manufacturing verticals, and is expected to have 2004 revenues of approximately $3.6 million. In 2004 Proceed managed $3 million in paid search advertising and $2 million in additional Internet marketing spends (media buying, contextual advertising & affiliate marketing). Proceed has 35 full-time employees, and maintains more than 50 accounts, including General Motors, Omni Hotels, Wyndham Hotels & Resorts, Wells Fargo and Great Expectations. Co-CEOs Jonathan and Stephen Sc hepke will continue to lead Proceed following the closing under multi-year employment agreements. Founder Bruce Findley will serve as a consultant to the Co-CEOs.

The Company intends to acquire all of the stock of Proceed in exchange for 666,666 shares of restricted common stock of the Company. An additional 666,667 shares of restricted common stock of the Company will be placed into escrow, with a sliding scale percentage of the escrowed shares to be delivered to the stockholders of Proceed contingent upon the average annual pre-tax earnings of Proceed during the next four years meeting target earn out levels ranging from $1.1 million to $2.1 million. The Company also plans to issue to stockholders and employees of Proceed warrants to purchase an aggregate of approximately 350,000 shares of common stock of the Company. The merger is expected to be immediately accretive to the earnings of CGI Holding Corporation.

The closing of the proposed transaction is subject to the satisfaction of a number of conditions, including the completion of due diligence, the completion of an audit of Proceed, Board of Director approvals, and other customary conditions.

Gerard M. Jacobs, the Company's CEO, stated, "This is a merger of strength: we become a truly national company; we extend our expertise in key marketing verticals; and we gain energetic and creative partners with the Proceed founder, executive management and the rest of the Proceed team. Merging with Proceed will increase our core business of search engine marketing by 15% and will significantly expand our base of client relationships, allowing us to further extend our leadership position in the Internet marketing industry."

Steven "Pat" Martin, the CEO of the Company's WebSourced subsidiary, stated, "We are merging with Proceed Interactive to enhance the client service capabilities of both companies. Proceed's results driven approach and thought leadership in the marketing of the dating, hospitality, travel and entertainment industries are especially compelling."

Jon Schepke, Co-CEO of Proceed Interactive, stated, "Proceed Interactive combined with WebSourced will unquestionably be the worldwide leader in search engine optimization and comprehensive Internet marketing. In addition, we are excited about WebSourced's pending merger with the MarketSmart Companies; combining MarketSmart's traditional advertising and marketing with Proceed's online marketing services will allow us to offer a truly integrated approach to our clients."

Steve Schepke, Co-CEO of Proceed Interactive, stated, "After carefully considering our go-forward options including possibly going public ourselves, we concluded that our surest and fastest path to success for our clients, our stockholders, and our employees, is joining forces with CGI Holding Corporation and WebSourced. We expect this merger to enhance the quality and variety of services we can offer to our clients, and to provide a breadth of opportunities for our shareholders and employees."

Bruce Findley, the founder of Proceed Interactive, stated, "CGI Holding Corporation's dynamic existing businesses, its rock solid balance sheet, and its acquisition pipeline of rapidly growing, profitable online marketing companies, could not be overlooked. We believe that the growth of CGI Holding Corporation is just beginning, and that the next few years will see explosive growth in revenues, profits, and stock price and we want to be a part of that growth."

Doug Stukel and Lee Wiskowski, Managing Partners of Chicago-based Momentum Capital, LLC, initiated and assisted in this transaction.

CGI Holding Corporation, based in Lake Bluff, Illinois (see www.cgiholding.com) currently has one subsidiary, WebSourced, Inc., Morrisville, North Carolina, a leader in search engine optimization, pay-per-click campaign management, and online dating (see www.websourced.com, www.keywordranking.com and www.cherish.com).

Statements made in this press release that express the Company's or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words "believe", "expect", "intend", "estimate", "anticipate", "will" and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company's actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. Other factors that could cause the Company's actual activities, results or performance to differ materially include risks and uncertainties relating to: historical losses; volatile stock price; acquisition-related risks; managing growth; availability of skilled labor and key personnel; weak general e conomic and business conditions; lack of long-term contracts; lack of brand awareness; client expectations; dependence upon the Internet and telecommunications infrastructure; competition; long-term viability of search engine optimization business; governmental regulation or taxation; legal uncertainties affecting the Internet; numerous online dating-related risks; affiliate agreements and relationships; third-party providers; hurricanes; terrorism; regulation of adult content and personal information; security breaches; computer viruses; credit card fraud; inability to protect intellectual property; likely inability to collect all monies owed to us; existing and potential litigation; insider control; no dividends; Nevada laws that could discourage transactions involving the Company's stock; future capital needs; potential dilution; indemnification of directors and officers; and other factors and risks discussed in the Company's filings with the Securities and Exchange Commission. The Company cannot guarante e future financial results, levels of activity, performance or achievements and investors should not place undue reliance on the Company's forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.


Contact:
     CGI Holding Corporation
     Gerard M. Jacobs, 847-615-2890
     gjacobs@cgiholding.com
     or
     CEOcast, Inc.
     Ed Lewis, 212-732-4300 x225